EXHIBIT 31.1

Certification Pursuant to

Rule 13a-14(a)/15d-14(a)

I, John M. Dionisio, certify that:

1.                                      I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of AECOM Technology Corporation;

2.                                      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3.                                      Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.

Dated: March 23, 2012

/s/ JOHN M. DIONISIO
John M. Dionisio
Chairman and Chief Executive Officer
(Principal Executive Officer)